UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)March 1, 2006(February 28, 2006)

                               Global Signal Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                      001-32168              65-0652634
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


301 North Cattlemen Road, Suite 300, Sarasota, Florida                  34232
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     (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code   (941) 364-8886
                                                     ---------------------------

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         The descriptions of the Mortgage Loan (defined below) and the Management Agreement (defined below) set forth in Item 2.03 of this report are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On February 28, 2006, three of Global Signal Inc.'s (the "Company") wholly owned special purpose entities, Global Signal Acquisitions II LLC, Global Signal Acquisitions LLC and Pinnacle Towers LLC (and its 13 subsidiaries) (the "Borrowers") entered into an Amended and Restated Loan and Security Agreement (the "Agreement"), between the Borrowers and Towers Finco III LLC, pursuant to which the Borrowers borrowed approximately $1.55 billion and issued notes made payable to a newly formed trust (the "Mortgage Loan"). The trust simulataneously issued $1.55 billion in commercial mortgage pass-through certificates with terms similar to the Mortgage Loan. The proceeds from the Mortgage Loan are being used as follows: (a) to repay the $850 million bridge loan entered into in connection with the Sprint transaction (which closed on May 26, 2005, and in which the Company, Sprint Corporation, a predecessor of Sprint Nextel Corporation ("Sprint"), and certain Sprint subsidiaries consummated an agreement whereby the Global Signal Acquisitions II LLC and one or more other subsidiaries of the Company are leasing or otherwise operating approximately 6,600 communications sites and the related towers and assets), (b) to repay $402.7 million under a mortgage loan that the Company closed in February of 2004 (the "February 2004 Mortgage Loan"), (c) to repay $151.8 million of the then outstanding borrowings under the Company's acquisition credit facility (entered into on April 25, 2005 by Global Signal Acquisitions LLC with Morgan Stanley Asset Funding Inc. and Bank of America, N.A. to provide funding for the acquisition of additional communications sites) (the "Acquisition Credit Facility"), and (d) to provide $145.5 million (i) to pay expenses related to the Mortgage Loan, (ii) to fund impositions and other reserves related to the Mortgage Loan ($23.6 million),
(iii) to pay prepayment penalties associated with the February 2004 Mortgage Loan ($7.1 million) and (iv) to provide funds for working capital and general corporate purposes, including potential future acquisitions. The Borrowers and their direct parent, Global Signal Holdings V LLC, are seperate legal entities from the Company, with their own assets, which are not available to satisfy the debts and other obligations of the Company or any of its other affiliates.

         The principal amount of the Mortgage Loan is divided into eight tranches, each having a different level of seniority. Interest accrues on each tranche at a fixed rate per annum. As of February 28, 2006, the weighted average interest rate on the various tranches was approximately 5.7%. The Mortgage Loan requires monthly payments of interest until its maturity date in February 2011. The Mortgage Loan is secured by, among other things, (a) mortgage liens on the Borrowers' interests (fee, leasehold or easement) in over 80% of their communications sites, (b) a security interest in substantially all of the Borrowers' personal property and fixtures and (c) a pledge of equity interests in each of the Borrowers (including a pledge of the equity interests of Pinnacle Towers LLC, Global Signal Acquisitions LLC and Global Signal Acquisitions II LLC from their direct parent, Global Signal Holdings V LLC).

         On a monthly basis, the excess cash flows from the Borrowers' assets, after the payment of principal, interest, reserves and expenses, are distributed to the Borrowers. If the debt service coverage ratio ("DSCR") (defined in the Agreement as the net cash flow for the sites for the immediately preceding twelve-calendar-month period divided by the amount of interest that the Borrowers will be required to pay over the succeeding twelve months on the Mortgage Loan) as of the end of any calendar quarter falls to 1.35 times or lower, then all excess cash flow will be deposited into a reserve account instead of being released to the Borrowers. The funds in the reserve account will not be released to the Borrowers unless the DSCR exceeds 1.35 times for two consecutive calendar quarters. If the DSCR falls below 1.20 times as of the end of any calendar quarter, then all funds on deposit in the reserve account along with future excess cash flows will be applied to prepay the Mortgage Loan with applicable prepayment considertation.

         The Borrowers may not prepay the Mortgage Loan in whole or in part at any time prior to February 28, 2008, the second anniversary of the closing date, except in limited circumstances (such as the occurrence of certain casualty and condemnation events relating to the communications sites securing the Mortgage
Loan). Thereafter, prepayment is permitted provided it is accompanied by any applicable prepayment consideration. If the prepayment occurs within three months of the February 2011 monthly payment date, no prepayment consideration is due.

         The Mortgage Loan documents include covenants and events of default and acceleration customary for mortgage loans subject to rated securitizations. Among other things, the Borrowers are prohibited from incurring additional indebtedness or further encumbering their assets. The effective interest rate on the Mortgage Loan, including the benefit from terminating interest rate swaps which qualify for hedge accounting and the amortization of deferred debt issuance costs, is approximately 5.5%.

         In connection with the Mortgage Loan, the Borrowers entered into a management agreement, dated as of February 28, 2006 (the "Management Agreement"), with Global Signal Services LLC ("GS Services") to manage all of the Borrowers' wireless communications sites. GS Services is also a subsidiary of the Company. This Management Agreement supersedes in their entirety the existing management agreement between GS Services and Pinnacle Towers Inc. (now Pinnacle Towers LLC) and the subsidiaries listed on the signature pages thereto, dated as of February 5, 2004, the management agreement between GS Services and Global Signal Acquisitions LLC, dated as of June 29, 2005, the management agreement between GS Services and Global Signal Acquisitions II LLC, dated as of April 25, 2005, and the Assignment and Assumption of Management Agreement between Pinnacle Towers Inc. (now Pinnacle Towers LLC) and GS Services, dated February 5, 2004.

         Pursuant to the Management Agreement, GS Services performs, on the Borrowers' behalf, those functions reasonably necessary to maintain, market, operate, manage and administer the Borrowers' communications sites. GS Services also performs administrative and support services for the Borrowers, including services relating to accounting, litigation management, finance, the maintenance of books and records and the preparation of all financial statements, reports, notices and other documents required to be delivered by the Borrowers under the terms of the Mortgage Loan. GS Services acts as the Borrowers' exclusive agent with regard to the services described in the Management Agreement. In such capacity, GS Services has the authority to negotiate, execute and implement, for and on the Borrowers' behalf, all tenant leases, ground leases, easements, contracts, permits, licenses, registrations, approvals, amendments and other documents as GS Services deems necessary or advisable.

         GS Services arranges for the payment of all operating expenses and the funding of all capital expenditures out of amounts on deposit in one or more operating accounts maintained on the Borrowers' behalf. For each calendar month, GS Services is entitled to receive a management fee equal to 7.5% of the Borrowers' operating revenues for the immediately preceding calendar month. The Management Agreement may be terminated and GS Services replaced as manager upon the occurrence of an event of default under the Mortgage Loan and upon the occurrence of certain other events.

         The preceding summaries of certain provisions of the Mortgage Loan and the Management Agreement are qualified in their entirety by reference to the complete Mortgage Loan and the Management Agreement filed as exhibits 10.1 and
10.2 hereto, respectively, and incorporated herein by reference.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Amended and Restated Loan and Security Agreement, dated as of February 28, 2006, by and among the Borrowers (as defined therein) signatory thereto and Towers Finco III LLC.

10.2 Management Agreement, dated as of February 28, 2006, by and among Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC, Pinnacle Towers LLC and the other entities listed on the signature pages thereto and Global Signal Services LLC.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GLOBAL SIGNAL INC.
                                   (Registrant)

                                   /s/ Jeffrey A. Klopf
                                   --------------------
                                   Jeffrey A. Klopf
                                   Executive Vice President, General Counsel and Secretary



Date: March 1, 2006


                                  EXHIBIT INDEX


Exhibit Number          Exhibit
--------------          --------------------------------------------------------

10.1 Amended and Restated Loan and Security Agreement, dated as of February 28, 2006, by and among the Borrowers (as defined therein) signatory thereto and Towers Finco III LLC.

10.2 Management Agreement, dated as of February 28, 2006, by and among Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC, Pinnacle Towers LLC and the other entities listed on the signature pages thereto and Global Signal Services LLC.